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                                                     EXHIBIT 21

ITEM 14 ( c)

SUBSIDIARIES OF THE REGISTRANT


     As of December 31, 1996, Registrant had the following active, direct or indirect subsidiaries, all of which were wholly owned, except as noted.

                                            State or Jurisdiction
                                                Incorporation

American Bank Note Company. . . . . . . . . .      New York

  American Bank Note Commemorative, Inc.. . .      Delaware

  Horsham Holding Company, Inc. . . . . . . .      Pennsylvania

  American Banknote SSI, Inc. . . . . . . . .      Delaware

American Bank Note Holographics, Inc. . . . .      Delaware

  ABN Holographics Research Company, Inc. . .      Delaware

USBC Capital Corp. . . . . . . . . . . . . .       Delaware

ABN Investments Inc. . . . . . . . . . . . .       Delaware

ABN Equities Inc.. . . . . . . . . . . . . .       Delaware

ABNH Equities Inc. . . . . . . . . . . . . .       Delaware

American Bank Note Company
Grafica e Servicos Ltda.(owned 77.5%). . . .       Brazil


American Banknote Australasia
Holdings, Inc. . . . . . . . . . . . . . . .       Delaware
  ABN Australasia Limited. . . . . . . . . .       Australia
  American Banknote Holdings Pty Ltd . . . .       Australia